Exhibit 99.1

CVR Energy Reports 2016 Second Quarter Results
And Announces Cash Dividend of 50 Cents

SUGAR LAND, Texas (July 28, 2016) - CVR Energy, Inc. (NYSE: CVI) today announced second quarter 2016 net income of $28.4 million, or 33 cents per diluted share, on net sales of $1,283.2 million, compared to net income of $101.9 million, or $1.17 per diluted share, on net sales of $1,624.2 million for the 2015 second quarter. Second quarter 2016 adjusted EBITDA, a non-GAAP financial measure, was $64.4 million, compared to second quarter 2015 adjusted EBITDA of $145.7 million.

For the first six months of 2016, net income was $12.2 million, or 14 cents per diluted share, on net sales of $2,188.7 million, compared to net income of $156.7 million, or $1.80 per diluted share, on net sales of $3,013.1 million for the same period a year earlier. Adjusted EBITDA for the first six months of 2016 was $100.6 million, compared to adjusted EBITDA of $309.4 million for the first six months of 2015.

“At CVR Partners, the integration of the East Dubuque fertilizer facility has gone smoothly since the acquisition of Rentech Nitrogen Partners, L.P. in April,” said Jack Lipinski, CVR Energy’s chief executive officer. “CVR Partners also completed a $645 million bond offering during the 2016 second quarter, which enabled it to put in place a long-term capital structure.

“CVR Refining’s Coffeyville and Wynnewood refineries posted solid operational performance during the second quarter with a combined crude throughput of 202,536 barrels per day (bpd),” Lipinski said. “However, the increasing cost of RINs offset the improvements we saw in refining margins.

“As I mentioned in the CVR Refining second quarter earnings news release, and I am repeating it here, RINs, which CVR Refining has to purchase to comply with the Renewable Fuel Standard (RFS), have become completely disconnected from the cost of blending and instead have become a source of windfall profits for blenders who the Environmental Protection Agency (EPA) chose to exempt from the program,” he said. “The RFS program, as currently managed by the EPA, fails on many fronts. Not only are exempt blenders earning windfall profits from selling RINs to refiners who cannot blend, the RFS program allows exempt blenders to retain the profits and not increase biofuel usage in the U.S.

“RINs have become a black pool allowing exempt parties, and even speculators, to drive prices to confiscatory levels. We believe the market may be cornered, the effect of which will be to bring small merchant refiners to the brink of bankruptcy while unjustly enriching speculators and exempt blenders,” Lipinski continued. “RINs were intended to be a compliance tool for refiners, not a device to extract windfall profits from obligated parties. The EPA needs to open its eyes and recognize that it must change the point of obligation to close the loophole that allows these exempt blenders, who control the vast majority of biofuels blending, to retain the profits from selling RINs without investing in increasing biofuel use. The windfall serves no regulatory purpose, but creates a system of winners and losers within the fuels industry based on their ability to blend.

“Market experts like Goldman Sachs and Credit Suisse are advising investors to avoid companies with high RIN exposure and to buy shares in large retail and distribution chains, like Casey’s General Stores, who are benefitting from this structural flaw in the EPA’s rule,” he said. “For example, Goldman Sachs predicts that Casey’s will see a 1 percent increase in EBITDA for every 10 cent increase in the price of RINs. Adding to concerns about the RIN market is the ability of third parties to buy and sell RINs. At the point that Goldman Sachs is advising investors to buy shares based on their RIN exposure, it seems reasonable to ask the question of whether third-party speculators are buying and selling RINs directly. There are a discrete number of obligated parties. It would be very easy for third parties to buy RINs and corner the market, driving up prices for obligated parties even higher. The EPA has so far refused to disclose the identity of the entities holding, buying and selling RINs, but this certainly should be investigated.

“There are pending lawsuits seeking to compel the EPA to fix the loophole and administrative requests for a rulemaking, both targeted at stopping the flow of profits to exempt parties at the expense of RIN-short refiners. We are hopeful that justice and reason will prevail and that RINs will once again become a compliance tool for refiners and not a windfall profit device for exempt parties,” Lipinski concluded.

CVR Energy also announced a second quarter 2016 cash dividend of 50 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on Aug. 15, 2016, to stockholders of record on Aug. 8, 2016.

CVR Energy’s second quarter cash dividend brings the cumulative cash dividends paid or declared for the first six months of 2016 to $1.00 per share.

Today, CVR Partners announced a 2016 second quarter cash distribution of 17 cents per common unit. CVR Refining announced that it will not pay a cash distribution for the 2016 second quarter.

Petroleum Business

The petroleum business, which is operated by CVR Refining and includes the Coffeyville and Wynnewood refineries, reported second quarter 2016 operating income of $90.1 million on net sales of $1,164.4 million, compared to operating income of $250.8 million on net sales of $1,547.5 million in the second quarter of 2015.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $9.56 in the 2016 second quarter, compared to $17.22 during the same period in 2015. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold, exclusive of depreciation and amortization, for the 2016 second quarter were $4.33, compared to $4.43 in the second quarter of 2015.

Second quarter 2016 throughputs of crude oil and all other feedstocks and blendstocks totaled 210,488 bpd, compared to second quarter 2015 throughputs of crude oil and all other feedstocks and blendstocks of 221,095 bpd.

Nitrogen Fertilizers Business

The fertilizer business, which is operated by CVR Partners and includes the Coffeyville and East Dubuque fertilizer facilities, reported second quarter 2016 operating income of $3.7 million on net sales of $119.8 million, compared to operating income of $28.7 million on net sales of $80.8 million for the second quarter of 2015.

For the second quarter of 2016, consolidated average realized gate prices for UAN and ammonia were $199 per ton and $417 per ton, respectively. Average realized gate prices for UAN and ammonia for the Coffeyville plant were $269 per ton and $546 per ton, respectively, for the same period in 2015.

CVR Partners’ fertilizer facilities produced a combined 171,500 tons of ammonia and purchased an additional 5,000 tons of ammonia during the second quarter of 2016, of which 45,600 net tons were available for sale while the rest was upgraded to 296,500 tons of UAN. In the 2015 second quarter, the Coffeyville plant produced 107,100 tons of ammonia and purchased an additional 600 tons of ammonia, of which 4,400 net tons were available for sale while the remainder was upgraded to 253,500 tons of UAN.

Cash and Debt

Consolidated cash and cash equivalents, which included $159.3 million for CVR Refining and $76.3 million for CVR Partners, was $690.6 million at June 30, 2016. Consolidated total debt was $1,167.2 million at June 30, 2016. The company had no debt exclusive of CVR Refining’s and CVR Partners’ debt.

Second Quarter 2016 Earnings Conference Call

CVR Energy previously announced that it will host its second quarter 2016 Earnings Conference Call for analysts and investors on Thursday, July 28, at 3 p.m. Eastern. The Earnings Conference Call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1003/15908. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291.

For those unable to listen live, the Webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1003/15908. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13639905.

# # #

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 66 percent of the common units of CVR Refining and 34 percent of the common units of CVR Partners.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Energy, Inc.
(281) 207-3588
InvestorRelations@CVREnergy.com

Media Relations:
Angie Dasbach
CVR Energy, Inc.
281-207-3550
MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operations Data (all information in this release is unaudited unless noted otherwise).

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$1,283.2	$1,624.2	$2,188.7	$3,013.1
Cost of product sold	976.9	1,192.2	1,713.7	2,265.8
Direct operating expenses	138.3	115.4	279.7	226.9
Flood insurance recovery	—	(27.3)	—	(27.3)
Selling, general and administrative expenses	26.6	27.2	53.8	52.4
Depreciation and amortization	50.7	42.5	90.7	84.5
Operating income	90.7	274.2	50.8	410.8
Interest expense and other financing costs	(18.5)	(11.9)	(30.6)	(24.6)
Interest income	0.1	0.3	0.3	0.4
Loss on derivatives, net	(1.9)	(12.6)	(3.1)	(64.0)
Loss on extinguishment of debt	(5.1)	—	(5.1)	—
Other income, net	0.1	0.2	0.4	36.3
Income before income tax expense	65.4	250.2	12.7	358.9
Income tax expense (benefit)	21.6	58.1	(0.2)	82.1
Net income	43.8	192.1	12.9	276.8
Less: Net income attributable to noncontrolling interest	15.4	90.2	0.7	120.1
Net income attributable to CVR Energy stockholders	$28.4	$101.9	$12.2	$156.7

Basic and diluted earnings per share	$0.33	$1.17	$0.14	$1.80
Dividends declared per share	$0.50	$0.50	$1.00	$1.00

Adjusted EBITDA*	$64.4	$145.7	$100.6	$309.4
Adjusted net income*	$17.1	$72.1	$25.5	$157.0
Adjusted net income per diluted share*	$0.20	$0.83	$0.29	$1.81

Weighted-average common shares outstanding - basic and diluted	86.8	86.8	86.8	86.8
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	As of June 30, 2016	As of December 31, 2015
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$690.6	$765.1
Working capital (1)	898.3	789.0
Total assets (1)	4,056.4	3,299.4
Total debt, including current portion (1)	1,167.2	667.1
Total CVR stockholders’ equity	932.7	984.1
_____________________________
(1) Prior period amounts have been retrospectively adjusted for Accounting Standard Update No. 2015-03, which requires that costs incurred to issue debt be presented in the balance sheet as a direct reduction from the carrying value of the debt.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$48.3	$198.2	$69.9	$376.4
Investing activities	(103.4)	(15.3)	(155.1)	(18.7)
Financing activities	63.9	(97.4)	10.7	(173.7)
Net cash flow	$8.8	$85.5	$(74.5)	$184.0

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in the Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment is operated by CVR Refining, LP (“CVR Refining”), in which we own a majority interest as well as the general partner. The Petroleum segment includes the operations of the Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with the crude oil gathering and pipeline systems. Detailed operating results for the Petroleum segment for the quarter and six months ended June 30, 2016 are included in CVR Refining’s press release dated July 28, 2016. The Nitrogen Fertilizer segment is operated by CVR Partners, LP, (“CVR Partners”) in which we owned approximately 34% of the common units as of June 30, 2016 and serve as the general partner. On April 1, 2016, CVR Partners completed the previously announced transactions (the "East Dubuque Merger") contemplated by the Agreement and Plan of Merger, dated as of August 9, 2015, whereby CVR Partners acquired CVR Nitrogen, LP (formerly known as East Dubuque Nitrogen Partners, L.P. and also formerly known as Rentech Nitrogen Partners L.P.) and CVR Nitrogen GP, LLC (formerly known as East Dubuque Nitrogen GP, LLC and also formerly known as Rentech Nitrogen GP, LLC). The Nitrogen Fertilizer segment consists of a nitrogen fertilizer manufacturing facility located in Coffeyville, Kansas, and as of April 1, 2016, a nitrogen fertilizer manufacturing facility located in East Dubuque, Illinois. Detailed operating results for the Nitrogen Fertilizer segment for the quarter and six months ended June 30, 2016 are included in CVR Partners’ press release dated July 28, 2016.

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three Months Ended June 30, 2016
Net sales	$1,164.4	$119.8	$(1.0)	$1,283.2
Cost of product sold	941.9	36.0	(1.0)	976.9
Direct operating expenses (1)	81.9	47.6	0.1	129.6
Major scheduled turnaround expenses	2.1	6.6	—	8.7
Selling, general and administrative	16.8	8.3	1.5	26.6
Depreciation and amortization	31.6	17.6	1.5	50.7
Operating income (loss)	$90.1	$3.7	$(3.1)	$90.7

Capital expenditures	$24.0	$10.1	$1.2	$35.3

Six Months Ended June 30, 2016
Net sales	$1,998.4	$192.9	$(2.6)	$2,188.7
Cost of product sold	1,664.2	52.4	(2.9)	1,713.7
Direct operating expenses (1)	170.2	71.3	0.1	241.6
Major scheduled turnaround expenses	31.5	6.6	—	38.1
Selling, general and administrative	35.3	14.7	3.8	53.8
Depreciation and amortization	63.1	24.5	3.1	90.7
Operating income (loss)	$34.1	$23.4	$(6.7)	$50.8

Capital expenditures	$68.0	$11.9	$2.9	$82.8

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three Months Ended June 30, 2015
Net sales	$1,547.5	$80.8	$(4.1)	$1,624.2
Cost of product sold	1,180.9	15.4	(4.1)	1,192.2
Direct operating expenses (1)	88.6	24.7	—	113.3
Major scheduled turnaround expenses	1.7	0.4	—	2.1
Flood insurance recovery	(27.3)	—	—	(27.3)
Selling, general and administrative	18.6	4.6	4.0	27.2
Depreciation and amortization	34.2	7.0	1.3	42.5
Operating income (loss)	$250.8	$28.7	$(5.3)	$274.2

Capital expenditures	$36.4	$3.4	$1.4	$41.2

Six Months Ended June 30, 2015
Net sales	$2,852.0	$173.9	$(12.8)	$3,013.1
Cost of product sold	2,237.1	41.2	(12.5)	2,265.8
Direct operating expenses (1)	175.6	49.2	—	224.8
Major scheduled turnaround expenses	1.7	0.4	—	2.1
Flood insurance recovery	(27.3)	—	—	(27.3)
Selling, general and administrative	36.7	9.1	6.6	52.4
Depreciation and amortization	68.2	13.8	2.5	84.5
Operating income (loss)	$360.0	$60.2	$(9.4)	$410.8

Capital expenditures	$78.1	$6.0	$2.6	$86.7

(1)	Excluding turnaround expenses.

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
June 30, 2016
Cash and cash equivalents	$159.3	$76.3	$455.0	$690.6
Total assets	2,192.7	1,352.6	511.1	4,056.4
Total debt, including current portion	573.4	625.3	(31.5)	1,167.2

December 31, 2015
Cash and cash equivalents	$187.3	$50.0	$527.8	$765.1
Total assets (1)	2,189.0	536.3	574.1	3,299.4
Total debt, including current portion (1)	573.8	124.8	(31.5)	667.1
_____________________________
(1) Prior period amounts have been retrospectively adjusted for Accounting Standard Update No. 2015-03, which requires that costs incurred to issue debt be presented in the balance sheet as a direct reduction from the carrying value of the debt.

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operated by CVR Refining, of which we own a majority interest and serve as the general partner, and the Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Petroleum segment for the quarter and six months ended June 30, 2016 are included in CVR Refining’s press release dated July 28, 2016.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions)
Petroleum Segment Summary Financial Results:
Net sales	$1,164.4	$1,547.5	$1,998.4	$2,852.0
Cost of product sold	941.9	1,180.9	1,664.2	2,237.1
Direct operating expenses	81.9	88.6	170.2	175.6
Major scheduled turnaround expenses	2.1	1.7	31.5	1.7
Flood insurance recovery	—	(27.3)	—	(27.3)
Selling, general and administrative expenses	16.8	18.6	35.3	36.7
Depreciation and amortization	31.6	34.2	63.1	68.2
Operating income	90.1	250.8	34.1	360.0
Interest expense and other financing costs	(10.1)	(10.4)	(20.9)	(21.7)
Interest income	—	0.1	—	0.2
Loss on derivatives, net	(1.9)	(12.6)	(3.1)	(64.0)
Other income (expense), net	—	(0.1)	—	—
Income before income tax expense	78.1	227.8	10.1	274.5
Income tax expense (benefit)	—	—	—	—
Net income	$78.1	$227.8	$10.1	$274.5

Refining margin*	$222.5	$366.6	$334.2	$614.9
Gross profit*	$106.9	$269.4	$69.4	$396.7
Refining margin adjusted for FIFO impact*	$176.3	$330.2	$296.8	$603.0
Adjusted Petroleum EBITDA*	$84.7	$194.3	$119.8	$356.0
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(dollars per barrel)
Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$12.07	$19.12	$9.50	$16.47
FIFO impact, favorable	(2.51)	(1.90)	(1.06)	(0.32)
Refining margin adjusted for FIFO impact*	9.56	17.22	8.44	16.15
Gross profit*	5.80	14.05	1.97	10.63
Gross profit excluding flood insurance recovery*	5.80	12.63	1.97	9.90
Direct operating expenses and major scheduled turnaround expenses	4.56	4.71	5.73	4.75
Direct operating expenses excluding major scheduled turnaround expenses	4.45	4.62	4.84	4.71
Direct operating expenses and major scheduled turnaround expenses per barrel sold	4.33	4.43	5.34	4.43
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.22	$4.35	$4.50	$4.39
Barrels sold (barrels per day)	213,368	224,031	207,669	220,876
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
Petroleum Segment Summary Refining Throughput and Production Data (bpd):
Throughput:
Sweet	176,674	83.9%	192,691	87.1%	173,700	85.5%	184,082	84.4%
Medium	3,429	1.6%	1,082	0.5%	2,471	1.2%	3,841	1.8%
Heavy sour	22,433	10.7%	16,954	7.7%	17,174	8.5%	18,298	8.4%
Total crude oil throughput	202,536	96.2%	210,727	95.3%	193,345	95.2%	206,221	94.6%
All other feedstocks and blendstocks	7,952	3.8%	10,368	4.7%	9,827	4.8%	11,855	5.4%
Total throughput	210,488	100.0%	221,095	100.0%	203,172	100.0%	218,076	100.0%
Production:
Gasoline	108,330	51.3%	107,439	48.3%	107,105	52.7%	108,263	49.3%
Distillate	86,622	41.0%	95,881	43.1%	82,309	40.5%	92,675	42.1%
Other (excluding internally produced fuel)	16,280	7.7%	19,160	8.6%	13,900	6.8%	19,011	8.6%
Total refining production (excluding internally produced fuel)	211,232	100.0%	222,480	100.0%	203,314	100.0%	219,949	100.0%
Product price (dollars per gallon):
Gasoline	$1.44		$1.87		$1.24		$1.67
Distillate	1.37		1.81		1.22		1.75

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$45.64	$57.95	$39.78	$53.34
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.83	(0.71)	0.49	0.12
WTI less WCS (heavy sour)	12.92	9.57	13.26	11.60
NYMEX Crack Spreads:
Gasoline	19.13	26.02	17.53	22.34
Heating Oil	12.82	21.69	12.37	24.33
NYMEX 2-1-1 Crack Spread	15.98	23.85	14.95	23.33
PADD II Group 3 Basis:
Gasoline	(5.49)	(6.19)	(5.68)	(4.87)
Ultra Low Sulfur Diesel	(1.18)	(3.69)	(1.10)	(4.10)
PADD II Group 3 Product Crack Spread:
Gasoline	13.64	19.83	11.85	17.47
Ultra Low Sulfur Diesel	11.63	18.00	11.27	20.23
PADD II Group 3 2-1-1	12.64	18.91	11.56	18.85

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$778.0	$1,006.3	$1,306.0	$1,858.0
Cost of product sold	630.7	764.8	1,093.4	1,465.7
Refining margin*	147.3	241.5	212.6	392.3
Direct operating expenses	46.1	51.2	93.8	101.5
Major scheduled turnaround expenses	2.1	1.7	31.5	1.7
Flood insurance recovery	—	(27.3)	—	(27.3)
Depreciation and amortization	16.8	19.5	33.6	38.9
Gross profit*	$82.3	$196.4	$53.7	$277.5

Refining margin adjusted for FIFO impact*	$117.1	$212.4	$186.2	$381.7

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$12.71	$20.27	$9.99	$16.82
FIFO impact, favorable	(2.62)	(2.44)	(1.24)	(0.46)
Refining margin adjusted for FIFO impact*	10.09	17.83	8.75	16.36
Gross profit*	7.10	16.49	2.53	11.89
Gross profit excluding flood insurance recovery*	7.10	14.20	2.53	10.72
Direct operating expenses and major scheduled turnaround expenses	4.16	4.43	5.89	4.43
Direct operating expenses excluding major scheduled turnaround expenses	3.98	4.29	4.41	4.35
Direct operating expenses and major scheduled turnaround expenses per barrel sold	3.84	4.03	5.28	4.00
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$3.67	$3.90	$3.95	$3.94
Barrels sold (barrels per day)	138,021	144,183	130,429	142,587
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	101,548	76.2%	112,867	81.2%	97,242	78.1%	106,734	77.3%
Medium	3,429	2.6%	1,082	0.8%	2,471	2.0%	3,841	2.8%
Heavy sour	22,433	16.8%	16,954	12.2%	17,174	13.8%	18,298	13.3%
Total crude oil throughput	127,410	95.6%	130,903	94.2%	116,887	93.9%	128,873	93.4%
All other feedstocks and blendstocks	5,844	4.4%	8,122	5.8%	7,594	6.1%	9,168	6.6%
Total throughput	133,254	100.0%	139,025	100.0%	124,481	100.0%	138,041	100.0%
Production:
Gasoline	67,819	49.9%	66,374	46.6%	65,927	52.2%	67,110	47.5%
Distillate	57,549	42.4%	62,257	43.7%	52,348	41.4%	60,843	43.0%
Other (excluding internally produced fuel)	10,491	7.7%	13,722	9.7%	8,130	6.4%	13,477	9.5%
Total refining production (excluding internally produced fuel)	135,859	100.0%	142,353	100.0%	126,405	100.0%	141,430	100.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$385.3	$540.1	$690.1	$991.8
Cost of product sold	311.3	415.9	570.7	771.4
Refining margin*	74.0	124.2	119.4	220.4
Direct operating expenses	35.8	37.5	76.4	74.1
Major scheduled turnaround expenses	—	—	—	—
Depreciation and amortization	12.6	12.5	25.3	25.1
Gross profit*	$25.6	$74.2	$17.7	$121.2

Refining margin adjusted for FIFO impact*	$58.1	$116.9	$108.4	$219.1

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$10.83	$17.10	$8.58	$15.74
FIFO impact, favorable	(2.32)	(1.01)	(0.79)	(0.09)
Refining margin adjusted for FIFO impact*	8.51	16.09	7.79	15.65
Gross profit*	3.74	10.21	1.27	8.66
Direct operating expenses and major scheduled turnaround expenses	5.24	5.16	5.49	5.29
Direct operating expenses excluding major scheduled turnaround expenses	5.24	5.16	5.49	5.29
Direct operating expenses and major scheduled turnaround expenses per barrel sold	5.22	5.16	$5.44	$5.23
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$5.22	$5.16	$5.44	$5.23
Barrels sold (barrels per day)	75,347	79,848	77,239	78,289

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	75,126	97.3%	79,824	97.3%	76,458	97.2%	77,348	96.6%
Medium	—	—%	—	—%	—	—%	—	—%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	75,126	97.3%	79,824	97.3%	76,458	97.2%	77,348	96.6%
All other feedstocks and blendstocks	2,108	2.7%	2,246	2.7%	2,233	2.8%	2,687	3.4%
Total throughput	77,234	100.0%	82,070	100.0%	78,691	100.0%	80,035	100.0%
Production:
Gasoline	40,511	53.7%	41,065	51.2%	41,178	53.5%	41,153	52.4%
Distillate	29,073	38.6%	33,624	42.0%	29,961	39.0%	31,832	40.5%
Other (excluding internally produced fuel)	5,789	7.7%	5,438	6.8%	5,770	7.5%	5,534	7.1%
Total refining production (excluding internally produced fuel)	75,373	100.0%	80,127	100.0%	76,909	100.0%	78,519	100.0%
______________________________
* See “Use of Non-GAAP Financial Measures” below.

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we owned approximately 34% of the common units as of June 30, 2016 and serve as the general partner. The financial and operational data for the three and six months ended June 30, 2016 include the results of the nitrogen fertilizer manufacturing facility located in East Dubuque, Illinois (the "East Dubuque Facility") beginning on April 1, 2016, the date of the closing of the acquisition. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter and six months ended June 30, 2016 are included in CVR Partners’ press release dated July 28, 2016.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions)
Nitrogen Fertilizer Segment Business Financial Results:
Net sales	$119.8	$80.8	$192.9	$173.9
Cost of product sold	36.0	15.4	52.4	41.2
Direct operating expenses	47.6	24.7	71.3	49.2
Major scheduled turnaround expenses	6.6	0.4	6.6	0.4
Selling, general and administrative expenses	8.3	4.6	14.7	9.1
Depreciation and amortization	17.6	7.0	24.5	13.8
Operating income	3.7	28.7	23.4	60.2
Interest expense and other financing costs	(15.5)	(1.7)	(17.2)	(3.4)
Loss on extinguishment of debt	(5.1)	—	(5.1)	—
Income (loss) before income tax expense	(16.9)	27.0	1.1	56.8
Income tax expense (benefit)	0.1	—	0.1	—
Net income (loss)	$(17.0)	$27.0	$1.0	$56.8

Adjusted Nitrogen Fertilizer EBITDA*	$29.1	$36.1	$57.0	$74.5

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Nitrogen Fertilizer Segment Key Operating Statistics:

Consolidated sales (thousand tons):
Ammonia	73.6	6.3	98.0	19.1
UAN	339.4	249.8	606.4	524.3

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$417	$546	$405	$551
UAN	$199	$269	$202	$265

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	171.5	107.1	285.1	203.0
Ammonia (net available for sale) (2)(3)	45.6	4.4	60.7	19.1
UAN	296.5	253.5	544.7	505.6

Feedstock:
Petroleum coke used in production (thousand tons)	130.6	128.2	257.5	253.1
Petroleum coke used in production (dollars per ton)	$12	$25	$15	$27
Natural gas used in production (MMBtu) (4)	1,396.1	—	1,396.1	—
Natural gas used in production (dollars per MMBtu) (4)	$2.41	$—	$2.41	$—
Natural gas in cost of product sold (MMBtu) (4)	1,063.0	—	1,063.0	—
Natural gas in cost of product sold (dollars per MMBtu) (4)	$2.33	$—	$2.33	$—

Coffeyville Facility on-stream factor (5):
Gasification	98.0%	100.0%	97.8%	99.7%
Ammonia	96.6%	99.3%	96.9%	96.9%
UAN	93.7%	96.6%	92.5%	97.2%

East Dubuque Facility on-stream factors (5):
Ammonia	68.6%	—%	68.6%	—%
UAN	69.1%	—%	69.1%	—%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$419	$546	$397	$550
Ammonia — Corn belt (dollars per ton)	$489	$601	$465	$604
UAN — Corn belt (dollars per ton)	$239	$305	$234	$309
Natural gas NYMEX (dollars per MMBtu)	$2.25	$2.74	$2.12	$2.77

Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

* See Use of Non-GAAP Financial Measures below.

(1)
Product pricing at gate per ton represents net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(2)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent the ammonia available for sale that was not upgraded into other fertilizer products.

(3)
In addition to the produced ammonia, the Nitrogen Fertilizer segment acquired approximately 5,000 tons and 600 tons of ammonia during the three months ended June 30, 2016 and 2015, respectively. The Nitrogen Fertilizer segment acquired approximately 8,000 tons and 21,800 tons of ammonia during the six months ended June 30, 2016 and 2015, respectively.

(4)	The cost per MMBtu excludes derivative activity, when applicable. The impact of natural gas derivative activity during the three and six months ended June 30, 2016 and 2015 was not material.

(5)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is a measure of operating efficiency.

Excluding the impact of the full facility turnaround at the East Dubuque Facility, the on-stream factors for the East Dubuque Facility would have been 100.0% for ammonia and 99.6% for UAN for the three months ended June 30, 2016.

Use of Non-GAAP Financial Measures

To supplement the Company’s actual results in accordance with GAAP for the applicable periods, the Company also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance. Adjusted net income per diluted share represents adjusted net income divided by weighted-average diluted shares outstanding.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions, except per share data)
Reconciliation of Net Income to Adjusted Net Income:
Income before income tax expense	$65.4	$250.2	$12.7	$358.9
Adjustments:
FIFO impact, favorable	(46.2)	(36.4)	(37.4)	(11.9)
Share-based compensation (1)	—	1.9	—	5.9
Major scheduled turnaround expenses	8.7	2.1	38.1	2.1
Loss on derivatives, net	1.9	12.6	3.1	64.0
Current period settlement on derivative contracts (2)	7.1	(28.5)	28.5	(34.8)
Flood insurance recovery (3)	—	(27.3)	—	(27.3)
Loss on extinguishment of debt (4)	5.1	—	5.1	—
Expenses associated with the East Dubuque Merger (5)	1.2	—	2.5	—
Adjusted net income before income tax expense and noncontrolling interest	43.2	174.6	52.6	356.9
Adjusted net loss attributed to noncontrolling interest	(11.9)	(63.8)	(18.6)	(117.5)
Income tax expense, as adjusted	(14.2)	(38.7)	(8.5)	(82.4)
Adjusted net income attributable to CVR Energy stockholders	$17.1	$72.1	$25.5	$157.0

Adjusted net income per diluted share	$0.20	$0.83	$0.29	$1.81

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between the Petroleum segment’s net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating the refineries’ performance as a general indication of the amount above their cost of product sold at which they are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Petroleum segment's Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate the Petroleum segment’s ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between the Petroleum segment’s net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating the refineries’ performance as a general indication of the amount above their cost of product sold (taking into account the impact of the utilization of FIFO) at which they are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. Under the FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

Gross profit (loss) is calculated as the difference between the Petroleum segment’s net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses, flood insurance recovery and depreciation and amortization. Gross profit (loss) per crude throughput barrel is calculated as gross profit (loss) as derived above divided by the refineries’ crude oil throughput volumes for the respective periods presented. Gross profit (loss) is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating the refineries’ performance and the Petroleum segment’s ongoing operating results. Our calculation of gross profit (loss) may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact (favorable) unfavorable; (ii) loss on extinguishment of debt; (iii) major scheduled turnaround expenses; (iv) (gain) loss on derivatives, net; (v) current period settlements on derivative contracts; (vi) flood insurance recovery; and (vii) expenses associated with the East Dubuque Merger. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

EBITDA for the quarter and six months ended June 30, 2015 was also adjusted for share-based compensation expense in calculating Adjusted EBITDA.  Beginning in 2016, share-based compensation expense is no longer utilized as an adjustment to derive Adjusted EBITDA as no equity-settled awards remain outstanding for CVR Energy or any of its subsidiaries, and CVR Partners and CVR Refining are responsible for reimbursing CVR Energy for their allocated portion of all outstanding awards.  Management believes, based on the nature, classification and cash settlement feature of the currently outstanding awards, that it is no longer necessary to adjust EBITDA for share-based compensation expense to derive Adjusted EBITDA. For comparison purposes we have also provided Adjusted EBITDA for the quarter and six months ended June 30, 2015 without adjusting for share-based compensation expense in order to provide a comparison to Adjusted EBITDA for the quarter and six months ended June 30, 2016.

A reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the quarter and six months ended June 30, 2016 and 2015 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions)
Net income attributable to CVR Energy stockholders	$28.4	$101.9	$12.2	$156.7
Add:
Interest expense and other financing costs, net of interest income	18.4	11.6	30.3	24.2
Income tax expense (benefit)	21.6	58.1	(0.2)	82.1
Depreciation and amortization	50.7	42.5	90.7	84.5
EBITDA adjustments included in noncontrolling interest	(36.0)	(19.2)	(54.4)	(38.7)
EBITDA	83.1	194.9	78.6	308.8
Add:
FIFO impact, favorable	(46.2)	(36.4)	(37.4)	(11.9)
Share-based compensation (1)	—	1.9	—	5.9
Major scheduled turnaround expenses	8.7	2.1	38.1	2.1
Loss on derivatives, net	1.9	12.6	3.1	64.0
Current period settlement on derivative contracts (2)	7.1	(28.5)	28.5	(34.8)
Flood insurance recovery (3)	—	(27.3)	—	(27.3)
Loss on extinguishment of debt (4)	5.1	—	5.1	—
Expenses associated with the East Dubuque Merger (5)	1.2	—	2.5	—
Adjustments included in noncontrolling interest	3.5	26.4	(17.9)	2.6
Adjusted EBITDA	$64.4	$145.7	$100.6	$309.4

Petroleum and Nitrogen Fertilizer EBITDA and Adjusted EBITDA. EBITDA by operating segment represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA by operating segment represents EBITDA by operating segment adjusted for (i) FIFO impact (favorable) unfavorable; (ii) share-based compensation, non-cash; (iii) loss on extinguishment of debt; (iv) major scheduled turnaround expenses; (v) (gain) loss on derivatives, net; (vi) current period settlements on derivative contracts; (vii) flood insurance recovery and (viii) expenses associated with the East Dubuque Merger. We present Adjusted EBITDA by operating segment because it is the starting point for CVR Refining’s and CVR Partners’ calculation of available cash for distribution. EBITDA and Adjusted EBITDA by operating segment are not recognized terms under GAAP and should not be substituted for net income (loss) as a measure of performance. Management believes that EBITDA and Adjusted EBITDA by operating segment enable investors to better understand CVR Refining’s and CVR Partners’ ability to make distributions to their common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the Petroleum and Nitrogen Fertilizer segments for the quarter and six months ended June 30, 2016 and 2015 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions)
Petroleum:
Petroleum net income	$78.1	$227.8	$10.1	$274.5
Add:
Interest expense and other financing costs, net of interest income	10.1	10.3	20.9	21.5
Income tax expense (benefit)	—	—	—	—
Depreciation and amortization	31.6	34.2	63.1	68.2
Petroleum EBITDA	119.8	272.3	94.1	364.2
Add:
FIFO impact, favorable	(46.2)	(36.4)	(37.4)	(11.9)
Share-based compensation, non-cash	—	(0.1)	—	0.1
Major scheduled turnaround expenses	2.1	1.7	31.5	1.7
Loss on derivatives, net	1.9	12.6	3.1	64.0
Current period settlements on derivative contracts (2)	7.1	(28.5)	28.5	(34.8)
Flood insurance recovery (3)	—	(27.3)	—	(27.3)
Adjusted Petroleum EBITDA	$84.7	$194.3	$119.8	$356.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions)
Nitrogen Fertilizer:
Nitrogen fertilizer net income (loss)	$(17.0)	$27.0	$1.0	$56.8
Add:
Interest expense and other financing costs, net	15.5	1.7	17.2	3.4
Income tax expense (benefit)	0.1	—	0.1	—
Depreciation and amortization	17.6	7.0	24.5	13.8
Nitrogen Fertilizer EBITDA	16.2	35.7	42.8	74.0
Add:
Share-based compensation, non-cash	—	—	—	0.1
Major scheduled turnaround expenses	6.6	0.4	6.6	0.4
Loss on extinguishment of debt (4)	5.1	—	5.1	—
Expenses associated with the East Dubuque Merger (5)	1.2	—	2.5	—
Adjusted Nitrogen Fertilizer EBITDA	$29.1	$36.1	$57.0	$74.5

(1)
Beginning in 2016, share-based compensation expense is no longer utilized as an adjustment to derive Adjusted net income and Adjusted EBITDA as no equity-settled awards remain outstanding for CVR Energy or any of its subsidiaries, and CVR Partners and CVR Refining are responsible for reimbursing CVR Energy for their allocated portion of all outstanding awards. Management believes, based on the nature, classification and cash settlement feature of the currently outstanding awards, that it is no longer necessary to adjust net income (loss) and EBITDA for share-based compensation expense to derive Adjusted net income and Adjusted EBITDA. Adjusted net income attributable to CVR Energy stockholders and Adjusted EBITDA for the three months ended June 30, 2015 would have been $71.0 million and $143.8 million, respectively, without adjusting for share-based compensation expense of $1.9 million. Additionally, adjusted net income attributable to CVR Energy stockholders and Adjusted EBITDA for the six months ended June 30, 2015 would have been $153.5 million and $303.5 million, respectively, without adjusting for share-based compensation expense of $5.9 million.

(2)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

(3)
Represents an insurance recovery from Coffeyville Resources Refining and Marketing, LLC’s environmental insurance carriers as a result of the flood and crude oil discharge at the Coffeyville refinery on June/July 2007.

(4)
Represents a loss on extinguishment of debt incurred by CVR Partners in June 2016 in connection with the repurchase of senior notes assumed in the East Dubuque Merger, which includes a prepayment premium and write-off of the unamortized purchase accounting adjustment.

(5)
On April 1, 2016, CVR Partners completed the East Dubuque Merger. The Nitrogen Fertilizer Partnership incurred legal and other professional fees and other merger related expenses for the quarter and six months ended June 30, 2016 that are referred to herein as expenses associated with the East Dubuque Merger, which are included in selling, general and administrative expenses.